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                                                                    EXHIBIT 11


Statement re: computation of per share earnings


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

                                                            Year Ended December 31,
                                               ------------------------------------------------
                                                   1998               1997             1996
                                               ------------      ------------      ------------
Basic EPS computation:
  Numerator:
   Income from continuing operations.......    $    103,069      $     39,330      $     46,863
   Less preferred stock dividends..........            (237)             (300)             (302)
                                               ------------      ------------      ------------
   Income applicable to common stock.......    $    102,832      $     39,030      $     46,561
                                               ============      ============      ============
  Denominator:
   Average common shares...................      32,953,290        29,508,791        23,424,322
                                               ============      ============      ============
  Basic EPS................................    $       3.12      $       1.32      $       1.99
                                               ============      ============      ============

Diluted EPS computation:
  Numerator:
   Income from continuing operations.......    $    103,069      $     39,330      $     46,863
   Less preferred stock dividends..........            (237)             (300)             (302)
   Net effect on earnings from conversion
     of mandatorily redeemable convertible
     preferred securities.................          18,732
                                               ------------      ------------      ------------
   Income applicable to common stock.......    $    121,564      $     39,039      $     46,561
                                               ============      ============      ============

  Denominator:
   Average common shares--basic............      32,953,290        29,508,791        23,424,322
   Stock option conversion.................       1,838,193         1,815,017         1,067,577
   Earnings contingency....................                            24,783
   Dilutive effect of conversion of
     mandatorily redeemable convertible
     preferred securities..................       7,174,081
                                               ------------      ------------      ------------
  Average common shares--diluted...........      41,965,564        31,348,591        24,491,899
                                               ============      ============      ============
  Diluted EPS                                  $       2.90      $       1.25      $       1.90
                                               ============      ============      ============
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